CUMBERLAND PHARMACEUTICALS REPORTS
22% REVENUE GROWTH IN THE THIRD QUARTER
NASHVILLE, TN (Tuesday, November 12, 2019) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology today announced third quarter 2019 financial results with net revenues of $10.4 million, up 22% over the prior year quarter. Year-to-date net revenues were $33.9 million, up 24% from the prior year period. The Adjusted Earnings year-to-date were $3.5 million or $0.22 per diluted share. As of September 30, 2019, Cumberland had over $100 million in total assets, including just under $30 million in cash and marketable securities.
QUARTER HIGHLIGHTS:

•	Announced a U.S Food and Drug Administration (FDA) Orphan Drug Grant to advance a new Phase II clinical program for patients with Duchenne Muscular Dystrophy (DMD).

•	Provided the FDA with additional data in support of approval submission for a new line of methotrexate products designed for the treatment of patients with arthritis and psoriasis.

•	Pursued an update to the Caldolor label that includes new geriatric, shortened infusion, pediatric, and safety data.

•	Continued a company-wide strategic review of products, partners, and organization.

"There has been an abundance of activity here at Cumberland during the third quarter." said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "We had a series of positive developments that helped us continue to make progress towards our goal of building a company that offers long-term, sustainable growth."
KEY DEVELOPMENTS:
Ifetroban
In September 2019, Cumberland announced the receival of FDA Orphan Drug Grant funding for a new Phase II clinical program. The Company has now initiated the clinical development of ifetroban for the treatment of cardiomyopathy associated with Duchenne Muscular Dystrophy (DMD). Based on pre-clinical findings, the FDA has cleared Cumberland's application to study ifetroban in DMD patients, seven years of age and older. In addition, Cumberland was awarded just over $1 million in funding from the FDA through their Orphan Drug Grant program to support this Phase II DMD clinical study. This study is the first DMD clinical study approved for FDA Orphan Product Development funding.

DMD is a rare, fatal, genetic neuromuscular disease and is characterized by the progressive loss of muscle which results in deterioration of the skeletal, heart and lung muscles. This deterioration leads to loss of movement and wheelchair dependency. Heart muscle disease is now the leading cause of death in patients with DMD. There is currently no universally effective treatment for the cardiomyopathy associated with DMD.
Additional Phase II studies of ifetroban are underway including several investigator-initiated trials. The Company is awaiting further study results before deciding on the best path for approval for ifetroban, Cumberland's first new chemical entity.
Methotrexate
In January 2019, Cumberland received notification from the FDA that the new drug application (NDA) for its new line of methotrexate products was complete and notified the Company of their acceptance for review, setting September 2019 as the Prescription Drug User Fee (PDUFA) action date for an approval decision. Since that time, Cumberland has had a number of communications with the FDA and addressed their questions through multiple amendments that were submitted to the application.
On August 22, 2019, the FDA sent Cumberland a goal extension letter in order to provide them with additional time to review the application setting a new PDUFA action date of early December 2019.
Caldolor
In January 2019, the FDA approved the application for Cumberland’s next generation Caldolor product, featuring a new, patented formulation in a more convenient-to-use package. In April 2019, the Company began initial shipments of the product to select customers. During the third quarter of 2019, there was a growing demand for the product from these select accounts and planning for a full-scale launch of this next generation product is underway.
In addition, Cumberland completed a submission to the FDA in support of an update to a Caldolor approval that included new geriatric, shortened infusion, pediatric, and safety data. Aiming to further expand the product’s label, the Company provided important data generated from its clinical studies regarding an optimal infusion time, additional safety information, as well as geriatric and pediatric administration. The revised label will also include a class label update on the use of NSAIDs with aspirin.
In early September 2019, the FDA informed Cumberland that the submission was not accepted for review because of the number of new claims. The FDA recommended splitting up the submission into several separate submissions, each containing a single proposed labeling claim or group of related labeling claims, with additional data in support of each claim. The Company is planning a Type A meeting to discuss the FDA's recommendations.
Cumberland has also completed a study to evaluate Caldolor in newborns up to six months of age. The Company is still gathering the data from this study and will report top-line results as they are available. Filing for an additional label expansion with this new data will then be considered.
Cumberland Strategic Review
Earlier this year, Cumberland announced a strategic review of its brands, capabilities, and international partners. This review followed an accelerated business development initiative, which resulted in a series of transactions. Because of that progress, the Company felt that it was prudent to take a fresh look at its product portfolio, partners, and organization to ensure proper focus and capabilities.

As a result, Cumberland:

•
Expanded international arrangements through several new agreements, including a license with WinHealth Pharma for Vibativ in China and a license with R-Pharma JSC for Vibativ for Russia and several adjacent markets.

•	Added personnel to its corporate, sales, and medical teams.
During the third quarter of 2019, the Company:

•
Completed the assignment and amendment of a Commercialization Agreement with Dr. Reddy’s Laboratories Limited (“Dr. Reddy’s”) for the registration and distribution of Vibativ in India. Dr. Reddy's is a multinational pharmaceutical company based in Hyderabad, India. The company currently markets over 190 medications through their commercial operations in over 35 countries. Combined with their extensive network of manufacturing capabilities, Dr. Reddy’s generated over $2.2 billion in sales during their 2018 - 2019 fiscal year.

•
Extended the arrangements with Clinigen for Ethyol and Totect. On May 13, 2019, Cumberland entered into an agreement with Clinigen Healthcare Limited to conclude the license and distribution agreement for Ethyol and Totect. In early September 2019, Clinigen and Cumberland agreed to change the transition date to late December 2019. Under the terms of the Agreement, Cumberland will no longer distribute Ethyol or Totect after the transition date and will receive $5 million in financial consideration from Clinigen, paid over a two-year period.

•
Agreed to conclude a co-promotion agreement with Piramal Critical Care effective November 2, 2019. Piramal had been promoting Cumberland's Caldolor and Vaprisol in hospitals that Cumberland does not cover. A transition plan has been agreed and implemented to return those accounts from Piramal to Cumberland.

FINANCIAL RESULTS:
Net Revenue: For the three months ended September 30, 2019, net revenues were $10.4 million, up 22% from $8.5 million the prior year period.
Net revenue by product for the three months ended September 30, 2019, included $3.3 million for Ethyol® and $2.9 million for Kristalose®. Net revenue for the Company’s other brands included $1.5 million for Vibativ®, $1.2 million for Caldolor®, $0.8 million for Acetadote® (including the brand and Company's Authorized Generic), and $0.5 million for its other brands.
For the nine months ended September 30, 2019, net revenues were $33.9 million, up 24% from $27.2 million for the nine months ended September 30, 2018.
Operating Expenses: Total operating expenses for the three months ended September 30, 2019 were $12.2 million, compared to $10.3 million during the prior year period. The primary drivers of this increase were the increase in sales, new cost of goods, and amortization expenses associated with the addition of Vibativ.
Total operating expenses for the first nine months of 2019 were $36.5 million compared to $32.4 million for 2018.
Earnings: Net income (loss) for the third quarter 2019 was $(2.0) million or $(0.13) a share, compared to $(1.6) million or $(0.11) a share for the prior year period.

Adjusted Earnings for the third quarter were $0.1 million or $0.01 per diluted share, up from a loss of $0.8 million or $0.05 per diluted share for the prior year period.
Adjusted Earnings for the first nine months of 2019 were $3.5 million or $0.22 per diluted share. The definition and reconciliation of Adjusted Earnings to net income (loss) is provided in this release.
Balance Sheet: At September 30, 2019, Cumberland had $29.2 million in cash and marketable securities, including approximately $27.0 million in cash and equivalents. Total assets at September 30, 2019 were $103.8 million. Total liabilities were $52.1 million, including $20.0 million outstanding on the Company's revolving line of credit, resulting in Total shareholder's equity of $51.7 million.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, November 12, 2019 at 4:30 p.m. Eastern Time to discuss the Company's third quarter 2019 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 9865969. The live webcast and rebroadcast can be accessed via Cumberland's website at
http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high-quality prescription brands to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care and gastroenterology market segments. These medical specialties are categorized by relatively concentrated prescriber bases that the Company believes can be penetrated effectively by small, targeted sales forces.
The Company’s portfolio of FDA approved brands includes:

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Ethyol® (amifostine) Injection, for the reduction of xerostomia (dry mouth) in patients undergoing post-operative radiation treatment for head and neck cancer and the renal toxicity associated with the administration of cisplatin in patients with advanced ovarian cancer;

•
Totect® (dexrazoxane hydrochloride) Injection, for emergency oncology intervention, to treat the toxic effects of anthracycline chemotherapy in case of extravasation (drug leakage from the bloodstream into the tissues); and

•
Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.

For more information on Cumberland’s approved products, including full prescribing and safety information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.
Cumberland has also submitted a New Drug Application for the approval of RediTrexTM (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis.
Additionally, the Company has Phase II clinical programs underway evaluating its ifetroban product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), Systemic Sclerosis (“SSc”), and Aspirin-Exacerbated Respiratory Disease ("AERD").
Cumberland has also completed Phase II clinical programs with ifetroban in patients with Hepatorenal Syndrome (“HRS”) and patients with Portal Hypertension (“PH”).

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs.
Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)

Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Ethyol® (amifostine) Injection
Ethyol is indicated to reduce the cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer. It is indicated to reduce the incidence of moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid glands. Ethyol is contraindicated in patients with known hypersensitivity to aminothiol compounds. For more information please visit www.ethyol.com.
About Totect® (dexrazoxane) Injection
Totect is an anthracycline extravasation agent approved by the FDA. Anthracyclines are used to treat many types of cancer and are among the most common cancer therapies.
Anthracycline extravasation occurs when there is accidental leaking of the intravenously-administered medication into the surrounding tissues. Anthracycline extravasation can result in serious complications for cancer patients including tissue necrosis with skin ulceration. In addition to tissue damage, an anthracycline extravasation may cause damage to the nerves, tendons, muscle, and joints. For more information please visit www.totect.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration.Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.

CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

Forward-Looking Statements

This press release may contain statements that are "forward-looking" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cumberland’s control. Thus, Cumberland’s actual results and financial condition may differ materially due to: market conditions, competition, an inability of manufacturers to supply Cumberland's products, maintaining an effective sales and marketing infrastructure, availability of additional debt and equity capital required to finance the business, our ability to continue to acquire brands, management of our growth and integration of our acquisitions and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, and Cumberland undertakes no obligation to update them, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Investor Contact:	Media Contact:
Erin Gull	Jeff Bradford
Corporate Relations	the Bradford Group
(615) 255-0068	(615) 515-4880

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$26,978,424	$27,938,960
Marketable securities	2,265,839	8,290,679
Accounts receivable, net	8,296,672	7,844,249
Inventories, net	9,864,240	12,078,343
Prepaid and other current assets	1,992,409	2,963,806
Total current assets	49,397,584	59,116,037
Non-current inventories	15,329,920	15,749,000
Property and equipment, net	743,801	771,213
Intangible assets, net	31,040,213	33,655,099
Goodwill	882,000	784,000
Deferred tax assets, net	43,605	87,210
Other assets	6,328,777	2,531,309
Total assets	$103,765,900	$112,693,868
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,226,609	$11,093,297
Other current liabilities	12,826,341	16,710,927
Total current liabilities	21,052,950	27,804,224
Revolving line of credit	20,000,000	20,000,000
Other long-term liabilities	11,006,022	9,319,143
Total liabilities	52,058,972	57,123,367
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 15,231,278 and 15,481,497 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	49,563,807	51,098,613
Retained earnings	2,169,101	4,746,154
Total shareholders’ equity	51,732,908	55,844,767
Noncontrolling interests	(25,980)	(274,266)
Total equity	51,706,928	55,570,501
Total liabilities and equity	$103,765,900	$112,693,868

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (loss)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenues	$10,371,918	$8,492,530	$33,855,265	$27,243,859
Costs and expenses:
Cost of products sold	1,921,875	1,460,463	5,933,807	4,511,743
Selling and marketing	5,562,443	4,803,112	15,836,077	14,549,873
Research and development	1,278,013	1,306,055	4,003,980	4,631,384
General and administrative	2,422,886	2,067,981	7,621,858	6,732,485
Amortization	1,033,786	661,802	3,085,139	1,946,457
Total costs and expenses	12,219,003	10,299,413	36,480,861	32,371,942
Operating income (loss)	(1,847,085)	(1,806,883)	(2,625,596)	(5,128,083)
Interest income	(50,511)	166,220	195,915	398,420
Interest expense	(64,877)	(19,199)	(216,988)	(59,520)
Income (loss) before income taxes	(1,962,473)	(1,659,862)	(2,646,669)	(4,789,183)
Income tax (expense) benefit	(4,462)	(4,159)	72,504	(12,477)
Net income (loss)	(1,966,935)	(1,664,021)	(2,574,165)	(4,801,660)
Net (income) loss at subsidiary attributable to noncontrolling interests	13,267	20,977	(2,888)	58,689
Net income (loss) attributable to common shareholders	$(1,953,668)	$(1,643,044)	$(2,577,053)	$(4,742,971)
Earnings (loss) per share attributable to common shareholders
- basic	$(0.13)	$(0.11)	$(0.17)	$(0.30)
- diluted	$(0.13)	$(0.11)	$(0.17)	$(0.30)
Weighted-average shares outstanding
- basic	15,368,027	15,573,108	15,454,159	15,645,230
- diluted	15,368,027	15,573,108	15,454,159	15,645,230

Comprehensive income (loss) attributable to common shareholders	(1,953,668)	(1,643,044)	(2,577,053)	(4,742,971)
Net (income) loss at subsidiary attributable to noncontrolling interests	13,267	20,977	(2,888)	58,689
Total Comprehensive income (loss)	$(1,966,935)	$(1,664,021)	$(2,574,165)	$(4,801,660)

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(2,574,165)	$(4,801,660)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,278,958	2,108,051
Deferred tax expense	43,605	—
Share-based compensation	1,107,817	1,005,239
Decrease in non-cash contingent consideration	(681,577)	—
Noncash interest expense	36,292	44,117
Noncash investment gains	(34,303)	(131,652)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	547,577	1,339,974
Inventories	2,214,103	311,419
Other current assets and other assets	195,529	966,817
Accounts payable and other current liabilities	(1,726,832)	(1,595,243)
Other long-term liabilities	(207,648)	142,486
Net cash provided by (used in) operating activities	2,199,356	(610,452)
Cash flows from investing activities:
Additions to property and equipment	(166,407)	(171,731)
Purchases of marketable securities	(9,627,191)	(20,851,951)
Proceeds from sale of marketable securities	15,686,334	16,122,376
Cash paid for acquisitions	(5,000,000)	—
Additions to intangibles	(498,003)	(1,411,710)
Net cash provided by (used in) investing activities	394,733	(6,313,016)
Cash flows from financing activities:
Borrowings on line of credit	56,000,000	36,000,000
Repayments on line of credit	(56,000,000)	(33,800,000)
Sales of shares of common stock, net of offering costs	—	200,909
Payments of deferred offering costs	—	(248,108)
Payments of financing costs	(52,500)	—
Cash payment of contingent consideration	(908,347)	—
Repurchase of common shares	(2,593,778)	(2,382,968)
Net cash used in financing activities	(3,554,625)	(230,167)
Net decrease in cash and cash equivalents	(960,536)	(7,153,635)
Cash and cash equivalents at beginning of period	27,938,960	45,412,868
Cash and cash equivalents at end of period	$26,978,424	$38,259,233

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30, 2019		Three months ended September 30, 2018
	2019	2019	2018	2018

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(1,953,668)	$(0.13)	$(1,643,044)	$(0.11)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	13,267	—	20,977	—
Net income (loss)	(1,966,935)	(0.13)	(1,664,021)	(0.11)
Adjustments to net income (loss)
Income tax expense (benefit)	4,462	—	4,159	—
Depreciation and amortization	1,104,561	0.07	713,323	0.05
Share-based compensation (a)	346,835	0.02	339,930	0.02
Impact of Vibativ cost of product sold (b)	510,709	0.03	—	—
Interest income	50,511	—	(166,220)	(0.01)
Interest expense	64,877	—	19,199	—
Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share	$115,020	$0.01	$(753,630)	$(0.05)

Diluted weighted-average common shares outstanding:		$15,714,684		15,573,108

	Nine months ended September 30, 2019		Nine months ended September 30, 2018
	2019	2019	2018	2018

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(2,577,053)	$(0.17)	$(4,742,971)	$(0.30)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	(2,888)	—	58,689	—
Net income (loss)	(2,574,165)	(0.16)	(4,801,660)	(0.31)
Adjustments to net income (loss)
Income tax expense (benefit)	(72,504)	—	12,477	—
Depreciation and amortization	3,278,958	0.21	2,108,051	0.13
Share-based compensation (a)	1,107,817	0.07	1,005,239	0.06
Impact of Vibativ cost of product sold (b)	1,746,804	0.11	—	—
Interest income	(195,915)	(0.01)	(398,420)	(0.03)
Interest expense	216,988	0.01	59,520	—
Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share	$3,507,983	$0.22	$(2,014,793)	$(0.13)

Diluted weighted-average common shares outstanding:		15,821,561		15,645,230

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•
Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, Vibativ cost of product sold and interest income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the non-cash impact of the Vibativ cost of products sold. Cumberland has elected to add these costs back in the calculation of adjusted earnings as all the Vibativ inventory was transferred to Cumberland as part of the transaction with Theravance at no additional cost to the consideration agreed for the product acquisition.

•	Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.